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                                                                  Exhibit 23.2

                CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We consent to the reference to our firm under the caption "Independent Auditors" in amendment No. 1 to the registration statement (Form S-3 No. 333-66078) and related Prospectus of Calpine Corporation and to the incorporation by reference therein of our report dated February 16, 2001 with respect to the consolidated financial statements of Encal Energy Ltd. included in the Current Report on Form 8-K of Calpine Corporation dated September 10, 2001, filed with the Securities and Exchange Commission.


/s/ "Ernst & Young LLP"


Calgary, Alberta
October 19, 2001